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                                                                   Exhibit 10(a)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 24, 2001 in the Registration Statement (Form N-1A No. 33-36766) of UBS PaineWebber RMA New Jersey Municipal Money Fund of the UBS PaineWebber Municipal Money Market Series.


                                ERNST & YOUNG LLP

                                ERNST & YOUNG LLP


New York, New York
August 27, 2001